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                                                                    Exhibit 23.5

                             [Berwind Letterhead]
                      CONSENT OF BERWIND FINANCIAL, L.P.


     We consent to the use of our name Berwind Financial, L.P. in this registration statement on Amendment No. 1 on Form S-4 concerning the merger of First Philson Financial Corporation into BT Financial Corporation and consent to the inclusion of our Fairness Opinion, dated the date of this Proxy Statement-Prospectus in this registration statement.


/s/ Berwind Financial, L.P.

Berwind Financial, L.P.
3000 Centre Square West
1500 Market Street
Philadelphia, PA 19102

Dated:  June 1, 1999